Exhibit 10.2

SECURITY AGREEMENT

1.             THE SECURITY.  The undersigned Prospect Medical Holdings, Inc., a Delaware corporation (“Holdings”), Prospect Medical Group, Inc., a California professional corporation (“Group” and, together with Holdings, the “Borrowers”), Antelope Valley Medical Associates, Inc., a California professional corporation (“Antelope”), APAC Medical Group, Inc.,  a California professional corporation (“APAC”), Pegasus Medical Group, Inc., a California professional corporation (“Pegasus”), Prospect Health Source Medical Group, Inc., a California professional corporation (“Prospect Health”), Prospect Medical Systems, Inc., a Delaware corporation (“PMS”), Prospect NWOC Medical Group, Inc., a California professional corporation (“Prospect NWOC”), Prospect Professional Care Medical Group, Inc., a California professional corporation (“Prospect Professional”), Santa Ana/Tustin Physicians Group, Inc., a California professional corporation (“Santa Ana/Tustin”), Sierra Medical Management, Inc., a Delaware corporation (“SMM”), Sierra Primary Care Medical Group, A Medical Corporation, a California professional corporation (“Sierra Primary”), StarCare Medical Group. Inc., a California professional corporation (“StarCare”), Nuestra Familia Medical Group, Inc., a California professional corporation (“Nuestra”), Genesis Healthcare of Southern California, a Medical Group, a California professional corporation (“Genesis”), Prospect Hospital Advisory Services, Inc., a California corporation (“PHAS”), Prospect Advantage Network, Inc., a California corporation (“PAN”), Prospect Health Care Administrators, a California corporation (“PHCA”), ProMed Health Services Company, a California corporation (“PHS”), Prospect Physician Associates, Inc., a California professional corporation (“Prospect Physician”), Pomona Valley Medical Group, Inc., a California professional corporation (“Pomona Valley”), and Upland Medical Group, A Professional Medical Corporation, a California professional corporation (“Upland”) (the Borrowers, Antelope, APAC, Pegasus, Prospect Health, PMS, Prospect NWOC, Prospect Professional, Santa Ana/Tustin, SMM, Sierra Primary, StarCare, Nuestra, PHAS, PAN, PHS, Prospect Physician, Pomona Valley and Upland, collectively, the “Pledgor”) hereby assigns and grants to Bank of America, N.A., as administrative agent (the “Administrative Agent”), for the benefit of the Administrative Agent and the Lenders (as defined below), a security interest in the following described property now owned or hereafter acquired by the Pledgor (“Collateral”):

(a)           All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles, including all amounts due to the Pledgor from a factor; rights to payment of money from the Administrative Agent or any Lender under any Swap Contract (as defined in Paragraph 2 below); and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.

(b)           All inventory, including all materials, work in process and finished goods.

(c)           All machinery, furniture, fixtures and other equipment of every type now owned or hereafter acquired by the Pledgor, (including, but not limited to, the equipment described in the attached Equipment Description, if any).

(d)           All of the Pledgor’s deposit accounts with the Administrative Agent or any Lender. The Collateral shall include any renewals or rollovers of the deposit accounts, any successor accounts, and any general intangibles and choses in action arising therefrom or related thereto.

(e)           All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type.  The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

(f)            All general intangibles, including, but not limited to, (i) all patents, and all unpatented or unpatentable inventions; (ii) all trademarks, service marks, and trade names; (iii) all copyrights and literary rights; (iv) all computer software programs; (v) all mask works of semiconductor chip products; (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems.  The Collateral shall include all good will connected with or symbolized by any of such general intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

(g)           All negotiable and nonnegotiable documents of title covering any Collateral.

(h)           All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

(i)            All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral.

(j)            All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).

2.             THE INDEBTEDNESS.  The Collateral secures and will secure all Indebtedness of the Pledgor to the Administrative Agent and the Lenders.  Each party obligated under any Indebtedness is referred to in this Agreement as a “Debtor.”  “Indebtedness” means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Debtor or any one or more of them to the Administrative Agent or any Lender, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Administrative Agent or such Lender by assignment or otherwise.  Indebtedness shall include, without limitation, (i) all debts, obligations or liabilities to the Administrative Agent or any Lender, now or hereafter existing or incurred whether absolute or contingent, arising under that certain Credit Agreement dated of even date herewith among Prospect Medical Holdings, Inc.,

Prospect Medical Group, Inc., the Administrative Agent and the other financial institutions from time to time party thereto (the “Lenders”) (the “Credit Agreement”) and all other instruments, documents and agreements of every kind and nature now or hereafter executed in connection with the Credit Agreement (including all renewals, increases, extensions, restatements and replacements thereof and amendments and modifications of any of the foregoing) and (ii) all obligations of the Debtor arising under any Swap Contract.  “Swap Contract” means any interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, securities puts, calls, collars, options or forwards or any combination of, or option with respect to, these or similar transactions now or hereafter entered into between the Debtor and the Administrative Agent or any Lender.

3.             PLEDGOR’S COVENANTS.  The Pledgor represents, covenants and warrants that unless compliance is waived by the Administrative Agent in writing:

(a)           The Pledgor will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records.

(b)           The Pledgor’s chief executive office is located, in the state specified on the signature page hereof.  In addition, the Pledgor, is incorporated in or organized under the laws of the state specified on such signature page.  The Pledgor shall give the Administrative Agent at least thirty (30) days notice before changing its chief executive office or state of incorporation or organization.  The Pledgor will notify the Administrative Agent in writing prior to any change in the location of any Collateral, including the Books and Records.

(c)           The Pledgor will notify the Administrative Agent in writing prior to any change in the Pledgor’s name, identity or business structure.

(d)           Unless otherwise agreed, the Pledgor has not granted and will not grant any security interest in any of the Collateral except to the Administrative Agent, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Administrative Agent; provided that PHAS may pledge its shares of Brotman Medical Center in favor of a lender of Brotman Medical Center.

(e)           The Pledgor will promptly notify the Administrative Agent in writing of any event which affects the value of the Collateral, the ability of the Pledgor or the Administrative Agent to dispose of the Collateral, or the rights and remedies of the Administrative Agent in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

(f)            The Pledgor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the Administrative Agent’s security interest (collectively, the “Collateral Costs”).  Without waiving the Pledgor’s default for failure to make any such payment, the Administrative

Agent at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness.  The Pledgor agrees to reimburse the Administrative Agent on demand for any Collateral Costs so incurred.

(g)           Until the Administrative Agent exercises its rights to make collection, the Pledgor will diligently collect all Collateral.

(h)           If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Pledgor shall immediately deliver such document to the Administrative Agent, together with any necessary endorsements.

(i)            The Pledgor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral except with the prior written consent of the Administrative Agent; provided, however, that the Pledgor may sell inventory in the ordinary course of business.

(j)            The Pledgor will maintain and keep in force insurance covering the Collateral against fire and extended coverages, to the extent that any Collateral is of a type which can be so insured.  Such insurance shall require losses to be paid on a replacement cost basis, be issued by insurance companies acceptable to the Administrative Agent and include a loss payable endorsement in favor of the Administrative Agent in a form acceptable to the Administrative Agent.  Upon the request of the Administrative Agent, the Pledgor will deliver to the Administrative Agent a copy of each insurance policy, or, if permitted by the Administrative Agent, a certificate of insurance listing all insurance in force.

(k)           The Pledgor will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless the Pledgor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Administrative Agent of the Collateral from such real property or fixture.  Such written consent shall be in form and substance acceptable to the Administrative Agent and shall provide that the Administrative Agent has no liability to such owner, holder of any lien, or any other person.

(l)            Exhibit A to this Agreement is a complete list of all patents, trademark and service mark registrations, copyright registrations, mask work registrations, and all applications therefor, in which the Pledgor has any right, title, or interest, throughout the world.  To the extent required by the Administrative Agent in its discretion, the Pledgor will promptly notify the Administrative Agent of any acquisition (by adoption and use, purchase, license or otherwise) of any patent, trademark or service mark registration, copyright registration, mask work registration, and applications therefor, and unregistered trademarks and service marks and copyrights, throughout the world, which are granted or filed or acquired after the date hereof or which are not listed on the Exhibit.  The Pledgor authorizes the Administrative Agent, without notice to the Pledgor, to modify this Agreement by amending the Exhibit to include any such Collateral.

(m)          The Pledgor will, at its expense, diligently prosecute all patent, trademark or service mark or copyright applications pending on or after the date hereof, will maintain in effect all issued patents and will renew all trademark and service mark registrations, including payment of any and all maintenance and renewal fees relating thereto, except for such patents, service marks and trademarks that are being sold, donated or abandoned by the Pledgor pursuant to the terms of its intellectual property management program.  The Pledgor also will promptly make application on any patentable but unpatented inventions, registerable but unregistered trademarks and service marks, and copyrightable but uncopyrighted works.  The Pledgor will at its expense protect and defend all rights in the Collateral against any material claims and demands of all persons other than the Administrative Agent and will, at its expense, enforce all rights in the Collateral against any and all infringers of the Collateral where such infringement would materially impair the value or use of the Collateral to the Pledgor or the Administrative Agent.  The Pledgor will not license or transfer any of the Collateral, except for such licenses as are customary in the ordinary course of the Pledgor’s business, or except with the Administrative Agent’s prior written consent.

4.             ADDITIONAL OPTIONAL REQUIREMENTS.  The Pledgor agrees that the Administrative Agent may at its option at any time, whether or not the Pledgor is in default:

(a)           Require the Pledgor to deliver to the Administrative Agent (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

(b)           Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located.

(c)           Require the Pledgor to deliver to the Administrative Agent any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Administrative Agent the proceeds of any such letters of credit.

(d)           Notify any account debtors, any buyers of the Collateral, or any other persons of the Administrative Agent’s interest in the Collateral.

5.             DEFAULTS.  Any one or more of the following shall be a default hereunder:

(a)           Any Indebtedness is not paid when due, or any default occurs under any agreement relating to the Indebtedness, after giving effect to any applicable grace or cure periods.

(b)           The Pledgor breaches any term, provision, warranty or representation under this Agreement, or under any other obligation of the Pledgor to the Administrative Agent or any Lender, and such breach remains uncured after any applicable cure period.

(c)           The Administrative Agent fails to have an enforceable first lien (except for any prior liens to which the Administrative Agent has consented in writing) on or security interest in the Collateral.

(d)           Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of the Pledgor or of any guarantor or other party obligated under any Indebtedness.

(e)           The Pledgor or any guarantor or other party obligated under any Indebtedness becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, fails in business, makes a general assignment for the benefit of creditors, dies, or commences any case, proceeding or other action under any bankruptcy or other law for the relief of, or relating to, debtors.

(f)            Any case, proceeding or other action is commenced against the Pledgor or any guarantor or other party obligated under any Indebtedness under any bankruptcy or other law for the relief of, or relating to, debtors.

(g)           Any involuntary lien of any kind or character attaches to any Collateral, except for liens for taxes not yet due.

(h)           The Pledgor has given the Administrative Agent any false or misleading information or representations.

6.             ADMINISTRATIVE AGENT’S REMEDIES AFTER DEFAULT.  In the event of any default, the Administrative Agent may do any one or more of the following:

(a)           Declare any Indebtedness immediately due and payable, without notice or demand.

(b)           Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(c)           Enforce the security interest of the Administrative Agent in any deposit account of the Pledgor maintained with the Administrative Agent or any Lender by applying such account to the Indebtedness.

(d)           Require the Pledgor to obtain the Administrative Agent’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory.

(e)           Require the Pledgor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Administrative Agent in kind.

(f)            Require the Pledgor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Administrative Agent’s exclusive control.

(g)           Require the Pledgor to assemble the Collateral, including the Books and Records, and make them available to the Administrative Agent at a place designated by the Administrative Agent.

(h)           Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Pledgor’s equipment, if the Administrative Agent deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(i)            Demand and collect any payments on and proceeds of the Collateral.  In connection therewith the Pledgor irrevocably authorizes the Administrative Agent to endorse or sign the Pledgor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Pledgor and remove therefrom any payments and proceeds of the Collateral.

(j)            Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Pledgor.

(k)           Use or transfer any of the Pledgor’s rights and interests in any Intellectual Property now owned or hereafter acquired by the Pledgor, if the Administrative Agent deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.  The Pledgor agrees that any such use or transfer shall be without any additional consideration to the Pledgor.  As used in this paragraph, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which the Pledgor has any right or interest, whether by ownership, license, contract or otherwise.

(l)            Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral.  The Pledgor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(m)          Take such measures as the Administrative Agent may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Pledgor hereby irrevocably constitutes and appoints the Administrative Agent as the Pledgor’s attorney-in-fact to perform all acts and execute all documents in connection therewith.

(n)           Without notice or demand to the Pledgor, set off and apply against any and all of the Indebtedness any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by the

Administrative Agent, any Lender or any of their respective agents or affiliates to or for the credit of the account of the Pledgor or any guarantor or endorser of the Pledgor’s Indebtedness.

(o)           Exercise any other remedies available to the Administrative Agent at law or in equity.

(p)           The Pledgor waives all rights and defenses that the Pledgor may have because any of the Indebtedness is secured by real property.  This means, among other things:  (i) the Administrative Agent may enforce this Agreement without first foreclosing on any real or personal property collateral pledged by the Debtors; and (ii) if the Administrative Agent forecloses on any real property collateral pledged by the Debtors:  (1) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Administrative Agent may enforce this Agreement even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right the Pledgor may have to collect from the Debtors.  This is an unconditional and irrevocable waiver of any rights and defenses the Pledgor may have because any of the Indebtedness is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.  The Pledgor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.  The Pledgor waives any rights and defenses that are or may become available to the Pledgor by reason of Sections 2787 to 2855 inclusive, of the California Civil Code.

7.             ADMINISTRATIVE AGENT APPOINTED ATTORNEY IN FACT.  Upon the occurrence and during the continuation of an Event of Default, Pledgor authorizes and irrevocably appoints the Administrative Agent as Pledgor’s true and lawful attorney-in-fact with full power of substitution to take any action and execute or otherwise authenticate any record or other documentation that the Administrative Agent considers necessary or advisable to accomplish the purposes of this Agreement, including but not limited to, the following actions: (a) to endorse, receive, accept and collect all checks, drafts, other payment orders and instruments representing or included in the Collateral or representing any payment, dividend or distribution relating to any Collateral or to take any other action to enforce, collect or compromise any of the Collateral; (b) to transfer any Collateral (including converting physical certificates to book-entry holdings) into the name of the Administrative Agent or its nominee or any broker-dealer (which may be an affiliate of the Administrative Agent) and to execute any control agreement covering any Collateral on Pledgor’s behalf and as attorney-in-fact for Pledgor in order to perfect the Administrative Agent’s first priority and continuing security interest in the Collateral and in order to provide the Administrative Agent with control of the Collateral, and Pledgor’s signature on this Agreement or other authentication of this Agreement shall constitute an irrevocable direction by Pledgor to any bank, custodian, broker dealer, any other securities intermediary or commodity intermediary holding any Collateral or any issuer of any letters of credit to comply with any instructions or entitlement orders, of the Administrative Agent without further consent of Pledgor; (c) to participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of any issuer of securities which constitute Collateral, and in connection therewith the Administrative Agent may deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as it deems proper in connection therewith, and any money or property received on account of or in exchange for the Collateral shall be applied to the Indebtedness or held by the Administrative Agent thereafter as Collateral pursuant to the provisions hereof; (d)  to exercise any right, privilege or option pertaining to any Collateral, but the Administrative Agent has no obligation to do so; (e) to file any claims, take any actions or institute any proceedings which the Administrative Agent determines to be necessary or appropriate to collect or preserve the Collateral or to enforce the Administrative Agent’s rights with respect to the Collateral; (f) to execute in the name or otherwise authenticate on behalf of Pledgor any record reasonably believed necessary or appropriate by the Administrative Agent for compliance with laws, rules or regulations applicable to any Collateral, or in connection with exercising the Administrative Agent’s rights under this Agreement; (g) to file any financing statement relating to this Agreement electronically, and the Administrative Agent’s transmission of Pledgor’s signature on and authentication of the financing statement shall constitute Pledgor’s signature on and authentication of the financing statement; (h) to make any compromise or settlement it deems desirable or proper with reference to the Collateral; (i) to do and take any and all actions with respect to the Collateral and to perform any of Pledgor’s obligations under this Agreement; and (j) to execute any documentation reasonably believed necessary by the Administrative Agent for compliance with Rule 144 or any other restrictions, laws, rules or regulations applicable to any Collateral hereunder that constitutes restricted or control securities under the securities laws.  The foregoing appointments are irrevocable and coupled with an interest and shall survive the death or disability of Pledgor and shall not be revoked without the Administrative Agent’s written consent.  To the extent permitted by law, Pledgor hereby ratifies all said attorney-in-fact shall lawfully do by virtue hereof.

8.             MISCELLANEOUS.

(a)           Any waiver, express or implied, of any provision hereunder and any delay or failure by the Administrative Agent to enforce any provision shall not preclude the Administrative Agent from enforcing any such provision thereafter.

(b)           The Pledgor shall, at the request of the Administrative Agent, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Administrative Agent may reasonably deem necessary.

(c)           All notes, security agreements, subordination agreements and other documents executed by the Pledgor or furnished to the Administrative Agent in connection with this Agreement must be in form and substance satisfactory to the Administrative Agent.

(d)           This Agreement shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the parties hereto submit.

(e)           All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.  Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(f)            All terms not defined herein are used as set forth in the Uniform Commercial Code.

(g)           In the event of any action by the Administrative Agent to enforce this Agreement or to protect the security interest of the Administrative Agent in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Pledgor agrees to pay immediately the costs and expenses thereof, together with reasonable attorney’s fees and allocated costs for in-house legal services to the extent permitted by law.

(h)           In the event the Administrative Agent seeks to take possession of any or all of the Collateral by judicial process, the Pledgor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

(i)            This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions among the Administrative Agent, the Lenders and the Pledgor shall be closed at any time, shall be equally applicable to any new transactions thereafter.

(j)            The Administrative Agent’s rights hereunder shall inure to the benefit of its successors and assigns.  In the event of any assignment or transfer by the Administrative Agent or any Lender of any of the Indebtedness or the Collateral, the Administrative Agent or such Lender thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Administrative Agent or such Lender shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred.  All representations, warranties and agreements of the Pledgor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of the Pledgor.

9.             FINAL AGREEMENT.  BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT:  (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE

CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

Executed as of this 1st day of June, 2007.

BANK OF AMERICA, N.A., as administrative agent

By:
Name:
Title:

Address for Notices:
Bank of America, N.A.
Agency Management
Mail Code:  WA1-501-32-37
800 Fifth Avenue, Floor 32
Seattle, WA 98104
Attention:    Tiffany Shin
Telephone:  (206)358-0078
Telecopier:  (206)358-0971

PLEDGORS:

ANTELOPE VALLEY MEDICAL ASSOCIATES, INC., a California professional corporation

APAC MEDICAL GROUP, INC., a California professional corporation

PEGASUS MEDICAL GROUP, INC., a California professional corporation

PROSPECT ADVANTAGE NETWORK, INC., a California corporation

PROSPECT HEALTH SOURCE MEDICAL GROUP, INC., a California professional corporation

PROSPECT HOSPITAL ADVISORY SERVICES, INC., a California corporation

PROSPECT MEDICAL GROUP, INC., a California professional corporation

PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation

PROSPECT NWOC MEDICAL GROUP, INC., a California professional corporation

PROSPECT PHYSICIAN ASSOCIATES, INC., a California professional corporation

PROSPECT PROFESSIONAL CARE MEDICAL GROUP, INC., a California professional corporation

SANTA ANA/TUSTIN PHYSICIANS GROUP, INC., a California professional corporation

SIERRA MEDICAL MANAGEMENT, INC., a Delaware corporation

SIERRA PRIMARY CARE MEDICAL GROUP, A MEDICAL CORPORATION, a California professional corporation

STARCARE MEDICAL GROUP, INC., a California professional corporation

By:
Name:	Jacob Y. Terner, M.D.
Title:	Chief Executive Officer

PROSPECT MEDICAL SYSTEMS, INC., a Delaware corporation

By:
Name:	R. Stewart Kahn
Title:	Executive Vice President

NUESTRA FAMILIA MEDICAL GROUP, INC., a California professional corporation

By:
Name:	R. Stewart Kahn
Title:	Vice President

POMONA VALLEY MEDICAL GROUP, INC., a California professional corporation

PROMED HEALTH CARE ADMINISTRATORS, a California corporation

PROMED HEALTH SERVICES COMPANY, a California corporation

UPLAND MEDICAL GROUP, A PROFESSIONAL MEDICAL CORPORATION, a California professional corporation

By:
Name:	Jacob Y. Terner, M.D.
Title:	Chief Executive Officer

Pledgors’ chief executive office:

400 Corporate Pointe, Suite 525

Culver City, California  90230

Attn:      Chief Executive Officer

EXHIBIT A

INTELLECTUAL PROPERTY

Trademark Name: PROSPECT MEDICAL

(WORDS ONLY)

Serial Number: 73900177

Official Status: REGISTERED

Status Date: August 09, 2004

Goods/Services:
HEALTH CARE SERVICES

International Class:
 42 (MISCELLANEOUS SERVICES) - PRIMARY CLASS

U.S. Class:
100 (MISCELLANEOUS SERVICE MARKS) - SECONDARY CLASS

State of Registration: CALIFORNIA

Registration Number: 059516

Registration Date: August 09, 2004

Active/Inactive: ACTIVE

First Use Date: July, 1996

Mark Type: SERVICE MARK

Word Count: 2

************************* OWNERSHIP INFORMATION *************************

Owner: PROSPECT MEDICAL HOLDINGS, INC. (DELAWARE CORPORATION)
       6083 BRISTOL PARKWAY, SUITE 100
       CULVER CITY, CA 90230
       AS OF August 09, 2004

Registrant: PROSPECT MEDICAL HOLDINGS, INC. (DELAWARE CORPORATION)
            6083 BRISTOL PARKWAY, SUITE 100
            CULVER CITY, CA 90230
            AS OF August 09, 2004

1

Trademark Name: PROSPECT MEDICAL

(WORDS ONLY)

Serial Number: 73900174

Official Status: REGISTERED

Status Date: August 09, 2004

Goods/Services:
BUSINESS MANAGEMENT SERVICES FOR ORGANIZATIONS PROVIDING HEALTH CARE SERVICES

International Class:
 35 (ADVERTISING AND BUSINESS SERVICES) - PRIMARY CLASS
 42 (MISCELLANEOUS SERVICES)

U.S. Class:
100 (MISCELLANEOUS SERVICE MARKS) - SECONDARY CLASS
101 (ADVERTISING AND BUSINESS SERVICES)

State of Registration: CALIFORNIA

Registration Number: 059513

Registration Date: August 09, 2004

Active/Inactive: ACTIVE

First Use Date: July, 1996

Disclaimer: MEDICAL

Mark Type: SERVICE MARK

Word Count: 2

************************* OWNERSHIP INFORMATION *************************

Owner: PROSPECT MEDICAL HOLDINGS, INC. (DELAWARE CORPORATION)
       6083 BRISTOL PARKWAY, SUITE 100
       CULVER CITY, CA 90230
       AS OF August 09, 2004

Registrant: PROSPECT MEDICAL HOLDINGS, INC. (DELAWARE CORPORATION)
            6083 BRISTOL PARKWAY, SUITE 100
            CULVER CITY, CA 90230
            AS OF August 09, 2004

2